Exhibit 10.17

Equity Pledge Agreement

This Equity Pledge Agreement (“this Agreement”) is executed by and among the Parties below as of September 6, 2018, in Guangzhou, the People’s Republic of China (“China” or “PRC”):

Party A: Puyi Enterprises Management Consulting Co., Ltd.(“Pledgee”)

Address: Rm 2611 (Self-Numbered No. 8), 26/F, Southwest Jiaotong University Innovation Building, 111 North 1st Section, 2nd Ring Road, Jinniu District, Chengdu, Sichuan Province;

Party B: Haifeng Yu, ID No.: 410103197407181353, shareholder of Party D, holding 99.04% equity interests in Party D.

Party C: Yuanfen Yang, ID No.: 510107197408210928, shareholder of Party D, holding 0.96% equity interests in Party D.

(Party B and Party C, together, as “Pledgors,” or individually, as a “Pledgor”)

AND

Party D: Chengdu Puyi Bohui Information Technology Co., Ltd. (“Target Company”)

Address: 1/F Bldg. 10, No. 16, 4th Section, South of 2nd Ring Road, Xiaojiahe, High-Tech Zone, Chengdu, P.R.C.;

In this Agreement, each of Pledgee, Pledgors and Target Company shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.	Pledgee is a wholly foreign owned enterprise registered in China. Pledgee and Target Company executed an Exclusive Technical and Consulting Services Agreement (Attachment 1);

2.	Pledgors are citizens of China, and together, hold 100% of the equity interest in Target Company. The equity interest of each Pledgor in Target Company is specified as follows:

Haifeng Yu	99.04%
Yuanfen Yang	0.96%

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3.	Target Company is a limited liability company registered in Chengdu, China, engaging in businesses of services of computer system integration, data process, application software; sales of computer software and providing technical services; design of websites; and market information consultation. Target Company acknowledges the respective rights and obligations of Pledgors and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge with the competent governmental authorities;

4.	To ensure that Target Company fully performs its obligations under the Exclusive Technical and Consulting Services Agreement and pay the service fees thereunder to Pledgee when the same becomes due, Pledgors hereby pledge to the Pledgee all of the equity interest they now and in the future hold in Target Company (whether the percentage of the equity interest is changed or not in the future) as security for payment of the service fees by Target Company under the Exclusive Technical and Consulting Services Agreement.

To perform the provisions of the Exclusive Technical and Consulting Services Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge shall refer to the equity interest granted by Pledgors to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2	Equity Interest shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgors in Target Company (whether the percentage of the equity interest of each Pledgor is changed or not in the future).

1.3	Term of Pledge shall refer to the term set forth in Section 3.2 of this Agreement.

1.4	The Services Agreement shall refer to the Exclusive Technical and Consulting Services Agreement executed by and between Target Company and Pledgee on September 6, 2018.

1.5	Event of Default shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.6	Notice of Default shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

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2.	The Pledge

As collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all of the payments due by Target Company, including and without limitation, the services fees payable to the Pledgee under the Services Agreement, Pledgors hereby pledge to Pledgee a first security interest in all of Pledgors’ right, title and interest, whether now owned or hereafter acquired by Pledgors, in the Equity Interest of Target Company.

3.	Term of Pledge

3.1	The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein has been registered’ with relevant administration for industry and commerce (the “AIC”). The Pledge shall be continuously valid until all payments due under the Services Agreement have been fulfilled by Target Company. Pledgors and Target Company shall (1) register the Pledge in the shareholders’ register of Target Company within 3 business days following the execution of this Agreement, and (2) submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein within ten (10) business days following the execution of this Agreement. The Parties covenant that for the purpose of registration of the Pledge (including re-registration of the Pledge when the percentage of equity interest a Pledgor holds in Target Company changes), the Parties hereto shall submit to the AIC the equity interest pledge contract as in the form required by the AIC at the location of Target Company which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Contract”). For matters not specified in the AIC Pledge Contract, the Parties shall be bound by the provisions of this Agreement. Pledgors and Target Company shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after filing.

3.2	During the Term of Pledge, in the event Target Company fails to pay the exclusive service fees in accordance with the Services Agreement, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

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4.	Custody of Records for Equity Interest subject to Pledge

4.1	During the Term of Pledge set forth in this Agreement, Pledgors shall deliver to Pledgee’s custody the original capital contribution certificate for the Equity Interest and the original shareholders’ register containing the Pledge within five (5) working days from the execution of this Agreement or from completion of the re-registration of shareholding when percentage of equity interest changed (in that case, Pledgors shall deliver to Pledgee’s custody the updated original capital contribution certificate for the Equity Interest and the updated original shareholders’ register containing the Pledge). Pledgee shall have custody of such original documents during the entire Term of Pledge set forth in this Agreement.

4.2	Pledgee shall have the right to collect dividends generated by the Equity Interest during the Term of Pledge.

5.	Representations and Warranties of Pledgors

5.1	Pledgors are the sole legal and beneficial owners of the Equity Interest.

5.2	Pledgors have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3	Upon execution, this Agreement constitutes the Pledgors’ legal, valid and binding obligations in accordance with the provisions herein.

5.4	Except for the Pledge, Pledgors have not placed any security interest or other encumbrance on the Equity Interest.

5.5	There is no pending disputation or litigation proceeding related to the Equity Interest.

6.	Covenants and Further Agreements of Pledgors

6.1	Pledgors hereby covenant to the Pledgee, that during the term of this Agreement, Pledgors shall:

6.1.1	not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, or disposal of the Equity Interest in any other means, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgors, the Pledgee and Target Company on the execution date of this Agreement;

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6.1.2	comply with the provisions of all laws and regulations applicable to the pledge of rights, and within five (5) working days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3	promptly notify Pledgee of any event or notice received by Pledgors that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgors that may have an impact on any guarantees and other obligations of Pledgors arising out of this Agreement;

6.2	Pledgors agree that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgors or any heirs or representatives of Pledgors or any other persons through any legal proceedings.

6.3	To protect or perfect the security interest granted by this Agreement for payment of the service fees under the Services Agreement, Pledgors hereby undertake to execute in good faith and to cause others who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgors also undertake to perform and to cause others who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons). Pledgors undertake to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4	Pledgors hereby undertake to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgors shall indemnify Pledgee for all losses resulting therefrom.

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7.	Event of Breach

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	Target Company fails to fully and timely fulfill any liabilities under the Services Agreement, including without limitation failure to pay in full any of the service fees payable under the Services Agreement or breaches any other obligations of Target Company thereunder;

7.1.2	Pledgors or Target Company have committed a material breach of any provisions of this Agreement;

7.1.3	Pledgors and Target Company fail to register the Pledge in the shareholders’ register of Target Company, or fail to complete the Registration of Pledge stipulated in Section 3.1;

7.1.4	Except as expressly stipulated in Section 6.1.1, Pledgors transfer or purport to transfer or abandons the Equity Interest pledged, or assign the Equity Interest pledged without the written consent of Pledgee; and

7.1.5	The successor or custodian of Target Company is capable of only partially perform or refuses to perform the payment obligations under the Services Agreement.

7.2	Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgors shall immediately notify Pledgee in writing accordingly.

7.3	Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction within twenty (20) working days after the Pledgee delivers a notice to Pledgors requesting ratification of such Event of Default, Pledgee may issue a Notice of Default to Pledgors in writing at any time thereafter, demanding Pledgors to immediately dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

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8.	Exercise of Pledge

8.1	Prior to the full payment of the service fees described in the Services Agreement, without the written consent of Pledgee or Pledgee’s offshore parent company Puyi Inc. (“Pledgee’s Parent Company”), Pledgors shall not transfer the Pledge or the Equity Interest in Target Company, unless such transfer arises from the rights and obligations under the Exclusive Option Agreement (Attachment 2) entered into by Pledgors, Pledgee, and Target Company.

8.2	Pledgee may issue a Notice of Default to Pledgors when exercising the Pledge.

8.3	Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge at the time when, or at any time after, the issuance of the Notice of Default in accordance with Section 8.2. Once Pledgee elects to enforce the Pledge, Pledgors shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4	In the event of default, Pledgee is entitled to dispose of the Equity Interest pledged in accordance with applicable PRC laws. Only to the extent permitted under applicable PRC laws, Pledgee has no obligation to account to Pledgors for proceeds of disposition of the Equity Interest, and Pledgors hereby waive any rights it may have to demand any such accounting from Pledgee; Likewise, in such circumstance Pledgors shall have no obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest pledged.

8.5	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgors and Target Company shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Assignment

9.1	Without Pledgee’s prior written consent, Pledgors shall not have the right to assign or delegate their rights and obligations under this Agreement.

9.2	This Agreement shall be binding on Pledgors and their successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3	At any time, Pledgee may assign any and all of its rights and obligations under the Services Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Services Agreement, upon Pledgee’s request, Pledgors shall execute relevant agreements or other documents relating to such assignment.

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9.4	In the event of a change in Pledgee due to an assignment, Pledgors shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register for change of the same with the competent AIC.

9.5	Pledgors shall strictly abide by the provisions of this Agreement and other agreements jointly or separately executed by the Parties hereto or any of them, including the Exclusive Option Agreement (Attachment 2) and the Power of Attorney of each Pledgor (Attachment 3 and Attachment 4) granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgors with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgors except in accordance with the written instructions of Pledgee.

9.6	If there is any action by either Party may affect, in any way, the performance of this Agreement or the rights and obligations under this Agreement, such action shall only be taken with prior approval of the Board of Directors of Pledgee’s Parent Company. Upon the resolution of the Board of Directors of Pledgee’s Parent Company, such action shall be also approved by the Board of Directors of Pledgee and Target Company in line with the resolution of the Board of Directors of Pledgee’s Company.

10.	Termination

Upon the full payment of the service fees under the Services Agreement and upon termination of Target Company’s obligations under the Services Agreement, or upon the transfer of equity interests under the Exclusive Option Agreement (Attachment 2), this Agreement shall be terminated automatically and Pledgee shall then cancel or terminate the equity interest pledge pursuant to this Agreement as soon as reasonably practicable.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Target Company.

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12.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

13.	Governing Law and Resolution of Disputes

13.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

13.2	In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China Nansha International Arbitration Centre for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Guangzhou, China, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

13.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

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14.	Notices

14.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.2	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.3	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.4	For the purpose of notices, the addresses of the Parties are as follows:

Pledgee: Puyi Enterprises Management Consulting Co., Ltd.

Address: Rm 2611 (Self-Numbered No. 8), 26/F, Southwest Jiaotong University Innovation Building, 111 North 1st Section, 2nd Ring Road, Jinniu District, Chengdu, Sichuan Province

Representative: Haifeng Yu

Phone: 028-86616229

Pledgors:

Party B: Haifeng Yu

Address: No. 3, Yi Shan Street, Luogang District, Guangzhou

Phone: (86)13688886006

Party C: Yuanfen Yang

Address: No. 2704, Unit 2, Building 1, No. 323, BeiSen Road, Qingyang District, Chengdu

Phone: (86) 13880082529

Party D: Chengdu Puyi Bohui Information Technology Co., Ltd.

Address: 1/F Bldg. 10, No. 16, 4th Section, South of 2nd Ring Road, Xiaojiahe, High-Tech Zone, Chengdu, P.R.C.

Representative: Haifeng Yu

Phone: 028-86616229

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14.5	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.	Miscellaneous

16.1	Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

16.2	This Agreement is written in Chinese and English in three copies. Each of Pledgors, Pledgee and Target Company shall hold one copy respectively. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

[THIS SPACE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have executed, or caused their respectively duly authorized representatives to execute, this Equity Pledge Agreement as of the date first above written.

Party A: Puyi Enterprises Management Consulting Co., Ltd. (Seal)

By:	/s/ Haifeng Yu

Legal Representative: Haifeng Yu

Pledgors:

Party B: Haifeng Yu

By:	/s/ Haifeng Yu

Party C: Yuanfen Yang

By:	/s/ Yuanfen Yang

Party D: Chengdu Puyi Bohui Information Technology Co., Ltd. (Seal)

By:	/s/ Haifeng Yu

Legal Representative: Haifeng Yu

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Attachments

1.	The Exclusive Technical and Consulting Services Agreement entered into between Puyi Enterprises Management Consulting Co., Ltd. and Chengdu Puyi Bohui Information Technology Co., Ltd. on September 6, 2018

2.	The Exclusive Option Agreement entered into among Puyi Enterprises Management Consulting Co., Ltd., Haifeng Yu, Yuanfeng Yang, and Chengdu Puyi Bohui Information Technology Co., Ltd. on September 6, 2018

3.	The Power of Attorney executed by Haifeng Yu on September 6, 2018

4.	The Power of Attorney executed by Yuanfen Yang on September 6, 2018

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